Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Robbins & Myers and National Oilwell Varco Announce Merger Agreement at $60.00 per Share in Cash

Houston, Texas – August 9, 2012 – Robbins & Myers, Inc. (NYSE:RBN) and National Oilwell Varco, Inc. (NYSE:NOV) have entered into an agreement under which National Oilwell Varco will acquire Robbins & Myers in an all cash transaction that values Robbins & Myers at approximately $2.5 billion. Under the agreement, Robbins & Myers’ shareholders will receive $60.00 per share in cash in return for each of the approximately 42.4 million shares outstanding (“the Transaction”). The Boards of Directors of National Oilwell Varco and Robbins & Myers have unanimously approved the transaction, which is subject to customary closing conditions, including the approval of two-thirds of Robbins & Myers shareholders. Closing would be expected to occur in the fourth quarter of calendar 2012.

Robbins & Myers’ largest shareholder, M.H.M. & Co., Ltd, which owns approximately 10% of the outstanding common shares of Robbins & Myers (“Common Stock”) has agreed to vote its Common Stock in favor of the Transaction in accordance with the terms of a support agreement entered into in respect of the Transaction. The support agreement will terminate in the event the merger agreement is terminated in accordance with recommendation of the Board of Robbins & Myers.

Mr. Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “Robbins & Myers has many complementary products with those National Oilwell Varco currently offers the industry. I am particularly enthusiastic about the prospect of incorporating their downhole tools, pumps and valves into National Oilwell Varco Petroleum Services & Supplies and Distribution & Transmission segments. We feel that our combined manufacturing infrastructure and portfolios of technology will further advance our presence in the oil and gas markets we serve. We are extremely excited about this combination and look forward to welcoming a very talented group of employees into the National Oilwell Varco family.”

Mr. Pete Wallace, President and Chief Executive Officer of Robbins & Myers, commented, “Robbins & Myers Board of Directors believes that the proposed transaction with National Oilwell Varco represents a compelling value for our shareholders. This transaction allows Robbins & Myers to join forces with an industry leader that will enable its business segments to fully capitalize on their respective strategies, enhance leadership positions in niche applications, and execute growth plans at a faster pace. We have worked hard to create a focused business with reduced complexity and a culture of continuous improvement, all based on improving customer productivity and profitability. This is the right time for this transaction and I believe National Oilwell Varco is the right partner to take us to the next level of performance.”

National Oilwell Varco, headquartered in Houston, Texas, is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Robbins & Myers is a leading supplier of engineered, application-critical equipment and systems for global energy, chemical and other industrial markets. The company provides products and services for upstream oil and gas markets, along with a portfolio of industrial process and flow control products. Robbins & Myers has 3,400 employees and operates in 15 countries.

In connection with this transaction, Citigroup Global Markets acted as lead financial advisor and Thompson Hine LLP acted as legal advisor to Robbins & Myers. Fulbright & Jaworski LLP acted as legal advisor to National Oilwell Varco.

Forward-Looking Statements

Statements set forth in this press release that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future market demand, future benefits to shareholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of Robbins & Myers, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements. These risks and uncertainties include, but are not limited to: the failure of our shareholders to approve the merger; satisfaction of the conditions to the closing of the merger (including the receipt of regulatory approvals; completion of certain compliance due diligence); potential uncertainties regarding market acceptance of the combined company; uncertainties as to the timing of the merger; competitive responses to the proposed merger; delays, costs and difficulties relating to the proposed merger; the inability to or delay in obtaining cost savings and synergies from the merger; inability to retain key personnel; changes in the demand for or price of oil and/or natural gas; and other important risk factors discussed more fully in Robbins & Myers’ annual report on Form 10-K for the years ended August 31, 2011; its recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; the proxy statement to be filed with the SEC in connection with the proposed merger; and other reports filed by it from time to time with the SEC. Robbins & Myers undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information and Where to Find It

In connection with the proposed merger, Robbins & Myers intends to file a proxy statement with the SEC and may file other relevant materials with the SEC as well. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROBBINS & MYERS AND THE PROPOSED MERGER. The final proxy statement will be mailed to Robbins & Myers shareholders. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents containing information about Robbins & Myers, without charge, at the SEC’s web site at www.sec.gov. Copies of Robbins & Myers’ SEC filings also may be obtained for free by directing a request to Robbins & Myers, Inc., 10586 Highway 75 North, Willis, Texas 77378, 1 (936) 890-1064.

Participants in the Solicitation

Robbins & Myers, National Oilwell Varco, and certain of their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Robbins & Myers’ shareholders in connection with the proposed merger. Information about Robbins & Myers’ directors and executive officers can be found in Robbins & Myers’ Annual Report on Form 10-K for its fiscal year ended August 31, 2011, as filed with the SEC on October 27, 2011, and Robbins & Myers’ proxy statement relating to its Annual Meeting of Shareholders in January 2012, as filed with the SEC on December 5, 2011. Information about National Oilwell Varco’s directors and executive officers may be found in National Oilwell Varco’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on February 23, 2012, and National Oilwell Varco’s proxy statement relating to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 5, 2012. These documents can be obtained, without charge, at the SEC’s website at www.sec.gov. Additional information about the special interests of these persons in the proposed merger will be included in the proxy statement to be filed with the SEC in connection with the proposed merger.

CONTACT:	Robbins & Myers, Inc.
Kevin Brown, (936)856 9109
Kevin.Brown@robn.com

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